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                                                                      Exhibit 15





                                                                January 13, 1995


Jones Intercable, Inc. and Subsidiaries:

         We are aware that Jones Intercable, Inc., and subsidiaries has incorporated by reference in its Registration Statement Nos. 33-25577, 33-3087, 33-41392, 33-45161, 33-47030, 33-52813, 33-54527, 33-54596, 33-64602
and 33-64604 in its Form 10-Q for the quarter ended November 30, 1994, which includes our report dated January 11, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                        Very truly yours,


                                        /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP